EXHIBIT 10.33

AMENDMENT TO MANAGEMENT COMPANY CONTRACT

THIS AMENDMENT to that certain Management Company Contract dated April 7, 1995, is made and entered into this 26th day of January, 1996, by and between PINNACLE ASSURANCE CORPORATION, a Florida stock insurance company as successor to PINNACLE ASSURANCE CORPORATION, an Assessable Mutual, a Florida corporation, (either or both of which may hereinafter be referred to as “PINNACLE”) and FLORIDA ADMINISTRATORS, INC., a Florida corporation, (hereinafter “MANAGEMENT COMPANY”) as follows:

RECITALS

WHEREAS, PINNACLE ASSURANCE CORPORATION, an Assessable Mutual, as predecessor to PINNACLE ASSURANCE CORPORATION, a Florida stock insurance company, previously entered into that certain Management Company Contract dated April 7, 1995; and

WHEREAS, PINNACLE is to be converted into a Florida stock insurance company with the approval of the Florida Department of Insurance; and

WHEREAS, PINNACLE is the successor entity to PINNACLE ASSURANCE CORPORATION, an Assessable Mutual; and

WHEREAS, PINNACLE and the MANAGEMENT COMPANY wish to amend the Management Company Contract to reflect certain agreed changes as well as the above referenced conversion of PINNACLE to a Florida stock insurance company and, further, to amend the Agreement, among other things, to conform to the conversion of PINNACLE to a stock insurance company.

NOW, THEREFORE, for Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged by all parties hereto, it is agreed as follows:

1.             The above Recitals are true and correct and are incorporated into the terms and provisions of this Agreement by reference.

2.             PINNACLE and MANAGEMENT COMPANY hereby acknowledge and agree that the Management Company Contract entered into on April 7, 1995 with PINNACLE’S predecessor shall remain in full force and effect in accordance with its terms without interruption or termination as a result of the conversion of PINNACLE as described above.

3.             The following changes to the Management Company Contract are hereby agreed upon:

A.                                 Article 1, Section 1.9 is hereby amended to read as follows:

“PINNACLE” means PINNACLE ASSURANCE CORPORATION, a Florida stock insurance company. Any and all references to “PINNACLE” in the Management Company Contract shall now be deemed to refer to PINNACLE ASSURANCE CORPORATION, a Florida stock insurance company and not to PINNACLE ASSURANCE COMPANY, an Assessable Mutual.

B.                                     Article 1, Section 1.11 “Participating Members” and “Member” is hereby deleted in its entirety and the following is substituted in its place and stead:

“1.11 “Policy Holders” and “Insureds” means all persons, partnerships, joint ventures, corporations, companies, or unincorporated organizations which are policy holders or insureds of PINNACLE, which meet underwriting eligibility requirements established by PINNACLE and whose applications for insurance coverage have been accepted by PINNACLE.”

Note - any and all references to “Participating Members” or “Member” in the remainder of the Management Company Contract shall be deemed to refer to “Policy Holders” and “Insureds” rather than “Participating Members” or “Members”.

C.                                     Article 3, Section 3.2 is amended by deleting in its entirety the following sentence commencing in the third line from the top of page 8:

“Claims administration shall include adjusting until the conclusion of all claims occurring during the contract period with no additional fee.”

The following shall be substituted in place and in stead of the preceding deleted sentence:

Effective as of December 31, 1995, “The MANAGEMENT COMPANY shall have no liability or responsibility whatsoever to adjust until conclusion any claims occurring during the contract period in the event that this Management Company Contract is terminated. Any such responsibility for continuing claims adjusting shall terminate with the termination of the Management Company Contract. Additionally, MANAGEMENT COMPANY is authorized to delegate to a service company, claims administration activities, provided, however, that MANAGEMENT COMPANY shall retain the ultimate responsibility and authority for such activities.

4.             All remaining terms and provisions of the Management Company Contract dated April 7, 1995 not specifically or impliedly amended herein shall remain in full force and effect and are hereby ratified, adopted and reaffirmed.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written for themselves, their successors, and their permitted assigns, if any, and do hereby agree to fully perform the covenants and agreements as hereinabove set forth.

PINNACLE ASSURANCE CORPORATION,
an Assessable Mutual

By:	/s/ Sam A. Stephens, Pres.
As its

Attest:

By:	/s/ Dale E. Hanson, Sec.
As its Secretary

FLORIDA ADMINISTRATORS, INC.

By:	/s/ Sam A. Stephens, Pres.
As its

Attest:

By:	/s/ Dale E. Hanson, Sec.
As its Secretary